UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 26, 2007

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement

On March 26, 2007, Mattel, Inc. (“Mattel”) terminated the MAPS revolving loan facility under the MAPS facility (as defined below).

As previously disclosed, on December 9, 2005, Mattel, Mattel Asia Pacific Sourcing Limited (“MAPS”), a wholly-owned subsidiary of Mattel, Bank of America, N.A. (“Bank of America”), as a lender and administrative agent, and certain other financial institutions executed a credit agreement (the “MAPS facility”), which provides for (i) a term loan facility of $225.0 million consisting of a term loan advanced to MAPS in the original principal amount of $225.0 million, with $50.0 million of such amount to be repaid on each of December 15, 2006 and December 15, 2007, and the remaining aggregate principal amount of $125.0 million to be repaid on December 9, 2008, and (ii) a revolving loan facility consisting of revolving loans advanced to MAPS in the maximum aggregate principal amount at any time outstanding of $100.0 million, with a maturity date of December 9, 2008. In connection with the MAPS facility, Mattel executed a Continuing Guaranty Agreement pursuant to which Mattel unconditionally guaranteed the obligations of MAPS under the MAPS facility.

On December 15, 2006, in addition to making the required payment of $50.0 million, MAPS prepaid an incremental $125.0 million of the MAPS term loan facility. The remaining $50.0 million principal amount, consisting of $14.3 million due on December 15, 2007 and $35.7 million due on December 9, 2008, was prepaid on January 16, 2007. As a result of such pre-payments, the MAPS term loan facility terminated in accordance with its terms, but the MAPS revolving loan facility remained in effect. As of December 31, 2006, there was no balance outstanding on the MAPS revolving loan facility.

Mattel will not incur any early termination penalties in connection with the termination of the MAPS revolving loan facility.

Bank of America acted as a lender and the administrative agent and its affiliate, Banc of America Securities LLC, was sole lead arranger and sole book manager in connection with the MAPS facility. Additionally, Bank of America currently acts as the administrative agent and a lender under Mattel’s existing domestic unsecured committed revolving credit facility and a purchaser and agent for the purchaser under Mattel’s existing domestic receivables sales facility that is a sub-facility of Mattel’s domestic unsecured committed revolving credit facility. Bank of America and Mattel also have various banking arrangements conducted in the ordinary course of business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Registrant

By:	/s/ Robert Normile
Robert Normile
Senior Vice President, General
Counsel and Secretary

Dated: March 28, 2007